Exhibit 99.1


Financial News Release
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                                                 Mobius Management Systems, Inc.
                                                 David Gordon
                                                 914-921-7206
                                                 dgordon@mobius.com
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                                                 Media Relations
                                                 Richard Dukas Communications
                                                 Richard Dukas
                                                 203-833-1466
                                                 richard@richarddukas.com
                                                 ------------------------

                                                 Investor Relations
                                                 Makovsky & Company Inc.
                                                 Gene Marbach
                                                 212-508-9645
                                                 emarbach@makovsky.com
                                                 ---------------------


For immediate release
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            Mobius Management Systems, Inc. Names Raymond F. Kunzmann
                         As New Chief Financial Officer

RYE, NY, December 16, 2003 - Mobius Management Systems, Inc. (Nasdaq: MOBI), the leading provider of software for total content management, today announced the appointment of Raymond F. Kunzmann, 46, as chief financial officer and senior vice president of finance, effective immediately. Mr. Kunzmann replaces Peter E. Takiff, who announced in July 2003 his intent to leave the company after the completion of the search for and transition to his successor.

      Mr. Kunzmann previously served as vice president of finance and chief financial officer of LeCroy Corporation, a publicly owned manufacturer of high performance oscilloscopes, where he played a leadership role in improving the performance of the finance function, helped strengthen the balance sheet through debt and equity financing, and was a key contributor to the company's growth strategy. Prior to LeCroy, he held the same position at Axsys Technologies, Inc., a publicly owned manufacturer of precision components for original equipment manufacturers, where he supervised the financial functions of six business units, was active raising debt and equity financing and led the financial team on several M & A transactions. Mr. Kunzmann also held accounting and treasury management positions at Forstmann Little-controlled companies, including Lear Siegler, Inc. and gained public accounting experience at Deloitte & Touche. He is a C.P.A. and holds a B.S. in Accounting from Fordham University and an M.B.A. in finance from Iona College.

      Mitch Gross, president and chief executive officer of Mobius, said, "Ray has a broad range of experience that spans finance and accounting, mergers and acquisitions, corporate governance and operations. Given his strategic expertise, he will be a key contributor in driving Mobius growth over the coming years. I'm pleased to welcome him to our management team. I would also like to thank Peter Takiff for his outstanding stewardship over the last two years. He has been a strong strategic and operational leader and I appreciate his contributions."

      Added Mr. Kunzmann, "Mobius has strong technology, an outstanding customer base and growing visibility in the increasingly important content management market. The company also has a solid balance sheet, which will provide flexibility in growing the business. I look forward to leveraging my experience as part of the team that takes the company forward and further enhances shareholder value."

About Mobius
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Mobius Management Systems, Inc. (www.mobius.com) is the leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM suite integrates content from multiple, disparate repositories and delivers it via content-intensive applications including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; records management; and enterprise report distribution. Mobius products are used by more than one million customers and employees of nearly 1,400 organizations worldwide. More than sixty percent of the Fortune 100 companies use Mobius software. The company, founded in 1981, is headquartered in Rye, New York, with sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, Belgium, the Netherlands, Switzerland, Australia, Japan and Singapore.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance, or achievements include, among other things, market acceptance of Mobius's products, fluctuations in period to period results, seasonality, uncertainty of future operating results, technological change, product concentration, competition, international sales and operations, expansion of indirect channels, increased investment in professional services, extended payment risk, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors, whether the Internet can accommodate continued growth and concerns about transaction security on the Internet. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 9, 2003. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

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ViewDirect is a registered trademark of Mobius Management Systems, Inc.